SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) July 17, 2006
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)













ITEM 5.01  CHANGES TO CONTROL OF REGISTRANT

On April 4, 2006, AMCON Distributing Company (the "Company") filed a Current Report on Form 8-K reporting its awareness that a statement on Schedule 13D dated March 29, 2006 ("Schedule 13D") had been filed on March 30, 2006 relating to the ownership of shares of the common stock of the Company by a group (the "Group") comprised of Draupnir Capital, LLC, Draupnir, LLC, The Lifeboat Foundation, Allen D. Petersen, 2003 Allen D. Petersen Irrevocable Trust, William F. Wright, Jeremy W. Hobbs and Christopher H. Atayan. This
Schedule 13D announced the formation of the Group for purposes of Section 13(d) of the Securities Exchange Act of 1934. As disclosed in the Schedule 13D, members of the Group indicated that they beneficially owned over 50% of the issued and outstanding securities of the Company and had entered into an informal agreement whereby they agreed to cooperate with one another regarding certain decisions relating to the affairs of the Company.

On July 17, 2006, the Group filed a statement amending Schedule 13D ("Amended
Schedule 13D") to give notice of the dissolution of the Group for the purposes of Section 13(d) of the Exchange Act. As disclosed in the Amended
Schedule 13D, the Group has determined that they were no longer a group within the meaning of 13(d) of the Exchange Act because they have terminated any and all informal agreements that existed between or among them which contemplated that they act together for the purpose of acquiring, holding, voting or disposing of securities of the Company.

As a result of termination of this Group, no person or group beneficially owns 50% or more of the issued and outstanding securities of the Company.

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)

Date: July 21, 2006             By :     Andrew C. Plummer
                                         -------------------------
                                Name:    Andrew C. Plummer
                                Title:   Vice President & Acting
                                          Chief Financial Officer

                                   -end-